Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-278621) on Form S-3 and (Nos. 333-115825, 333-127474, 333-168961, 333-181607, 333-231538 and 333-256459) on Form S-8 of our reports dated February 28, 2025, with respect to the consolidated financial statements of Genworth Financial, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Richmond, Virginia

February 28, 2025